Exhibit 3.1

AMENDMENT NO. 2 TO THE BYLAWS OF

CEC ENTERTAINMENT, INC.

The Bylaws of CEC Entertainment, Inc., a Kansas corporation (the “Corporation”), are hereby amended as follows:

1. The second paragraph of Section 13(a) of the Corporation’s Bylaws is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions contained herein and/or in the Restated Articles of Incorporation of the Corporation, the Board of Directors shall consist of ten (10) persons. In lieu of electing the whole number of directors annually, the directors have been divided into three (3) classes, Class I, Class II and Class III, with three (3) directors in each of Class I and Class III and four (4) directors in Class II. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire will be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any further increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.”

2. The third paragraph of Section 13(a) is hereby amended to delete “had been elected at the 1988 annual meeting of stockholders or” from the last sentence of the paragraph.

3. Section 36 of the Corporation’s Bylaws is hereby amended and restated in its entirety to read as follows:

“36. Shares of Stock. The shares of stock of the corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of the stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for the holder’s shares of stock which shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying to the number of shares owned by him. To the extent permitted by statute, any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.”

4. Section 37 of the Corporation’s Bylaws is hereby amended and restated in its entirety to read as follows:

“37. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock. Shares of the

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corporation in certificated form shall be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. Shares of the corporation in uncertificated form shall be transferred by delivery of an assignment in writing or a written power of attorney to sell, assign and transfer the same signed by the registered holder of the shares. Until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all of the duties thereof.”

The foregoing amendments to the Bylaws of the Corporation were adopted by the Board of Directors of the Corporation pursuant to Article Ninth of the Amended and Restated Articles of Incorporation of the Corporation on March 26, 2008.

/s/ Jay Young
Jay Young, General Counsel

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